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EXHIBIT 24

OWENS-ILLINOIS GROUP, INC.

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS: That each individual whose signature appears below hereby consents to and appoints James W. Baehren as his true and lawful attorney-in-fact and agent with all power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the 2004 Annual Report on Form 10-K of Owens-Illinois Group, Inc., a corporation organized and existing under the laws of the State of Delaware, and any and all amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission pursuant to the requirements of the Securities Exchange Act of 1934, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the same as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand on the date set opposite his name.

Signature	Title	Date
/s/ MATTHEW G. LONGTHORNE Matthew G. Longthorne	Controller and Chief Accounting Officer (Principal Accounting Officer); Director	March 16, 2005
/s/ STEVEN R. MCCRACKEN Steven R. McCracken	Chairman and Chief Executive Officer (Principal Executive Officer)	March 16, 2005
/s/ THOMAS L. YOUNG Thomas L. Young	President (Principal Financial Officer); Director	March 16, 2005
/s/ JAMES W. BAEHREN James W. Baehren	Vice President and Secretary; Director	March 16, 2005

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OWENS-ILLINOIS GROUP, INC. POWER OF ATTORNEY